UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2009

METAVANTE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-33747	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 West Brown Deer Road

Milwaukee, Wisconsin 53223

(Address of principal executive offices, including Zip Code)

(414) 357-2290

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On March 31, 2009, Metavante Technologies, Inc., a Wisconsin corporation (“Metavante”), Fidelity National Information Services, Inc., a Georgia corporation (“FIS”), and Cars Holdings, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of FIS (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Metavante will be merged with and into Merger Sub (the “Merger”). Upon consummation of the Merger, the separate existence of Metavante will cease, and Merger Sub will be the surviving company. The Merger has been approved by the Boards of Directors of both Metavante and FIS.

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock, par value $0.01 per share, of Metavante (“Metavante Common Stock”) (other than shares held by Metavante, FIS and Merger Sub), will be converted into the right to receive 1.35 (the “Exchange Ratio”) shares of common stock, par value $.01 per share, of FIS (“FIS Common Stock”) (such conversion amount the “Merger Consideration”). As of the consummation of the Merger, outstanding stock options and other stock-based awards of Metavante (other than performance shares) will be converted into stock options and other stock-based awards, respectively, with respect to FIS Common Stock, with adjustments in the number of shares and exercise price (in the case of stock options) to reflect the Exchange Ratio. Each outstanding Metavante performance share will be assumed by FIS and converted into the right to receive restricted shares of FIS Common Stock (with adjustments to reflect the Exchange Ratio) and an amount in cash.

The Merger Agreement includes customary representations, warranties and covenants of the parties. The covenants of the parties include covenants of Metavante and FIS to use reasonable best efforts to consummate the Merger and to conduct their respective businesses in the ordinary course until the Merger is completed. In addition, each of Metavante and FIS has agreed not to solicit or encourage any inquiries or proposals regarding any alternative transaction nor, subject to certain exceptions, to participate in any discussions or negotiations regarding an alternative transaction.

The consummation of the Merger is subject to customary conditions, including (i) obtaining approval of the Merger by shareholders of Metavante, (ii) obtaining approval of the issuance of FIS Common Stock in the Merger by shareholders of FIS, (iii) obtaining approval of the FIS Common Stock to be issued in the Merger for listing on the New York Stock Exchange, (iv) obtaining required governmental and regulatory approvals (including antitrust clearance), provided that none of such approvals imposes any materially burdensome conditions on Metavante, FIS or the surviving company in the Merger, (v) effectiveness of the Registration Statement on Form S-4 for the shares of FIS Common Stock to be issued in the Merger, (vi) the absence of any legal prohibition preventing the consummation of the Merger, (vii) the accuracy of the representations and warranties of the parties to the Merger Agreement (subject to the materiality standards set forth in the Merger Agreement), (viii) material performance of all the covenants of the parties to the Merger Agreement and (ix) the delivery of customary legal opinions as to the federal tax treatment of the Merger. In addition, the obligation of the parties to consummate the Merger is conditioned upon the receipt of certain tax opinions regarding the impact of the Merger on the tax treatment of certain past transactions.

Pursuant to the Merger Agreement, at the effective time of the Merger, the Board of Directors of FIS will consist of nine members comprised of (i) Mr. William P. Foley, II, the current Executive Chairman of FIS, (ii) Mr. Lee A. Kennedy, the current President and Chief Executive Officer of FIS, (iii) Mr. Frank R. Martire, the current Chairman and Chief Executive Officer of Metavante, (iv) four current non-employee directors of FIS designated by FIS, (v) one current non-employee director of Metavante designated by Metavante and (vi) one designee of WPM, L.P. (“WPM”), a 25% shareholder of Metavante and an affiliate of Warburg Pincus LLC. At the effective time of the Merger, Mr. Foley will continue to serve as Chairman of the Board of Directors of FIS and Mr. Kennedy will serve as Executive Vice Chairman of the Board of

Directors of FIS. In addition, at the effective time of the Merger, Mr. Martire will become the President and Chief Executive Officer of FIS.

The Merger Agreement contains certain termination rights of Metavante and FIS, including the right to terminate the Merger Agreement if the Merger is not completed by December 31, 2009. The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances (including a termination by either party in order to enter into a definitive agreement with respect to an alternative transaction that the Board of Directors of such party has determined to be a superior proposal, subject to compliance with certain conditions), Metavante or FIS would be required to pay the other party a termination fee of $175 million.

In connection with the execution of the Merger Agreement, the Board of Directors of Metavante has received an opinion from its financial advisor, Barclays Capital Inc., to the effect that as of the date of the opinion and subject to the matters set forth therein, the Exchange Ratio is fair to shareholders of Metavante from a financial point of view.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Metavante, FIS or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties of each of Metavante, on the one hand, and FIS and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Metavante, on the one hand, and FIS and Merger Sub, on the other hand. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Metavante, FIS or Merger Sub.

Support Agreement

Concurrently with the execution of the Merger Agreement, Metavante, FIS, Merger Sub and WPM entered into a Support Agreement (the “Support Agreement”) pursuant to which WPM, which beneficially owns 25% of the issued and outstanding shares of Metavante Common Stock, agreed to vote the shares it beneficially owns in favor of the Merger and the Merger Agreement and to vote the shares against any other acquisition proposal and against any amendment to Metavante’s articles of incorporation or by-laws that would (i) impede, frustrate, prevent or nullify any provision of the Support Agreement, the Merger Agreement or the Merger, (ii) result in a breach in any respect of any covenant, representation, warranty or other obligation of Metavante under the Merger Agreement or (iii) change in any manner the voting rights of the shares of Metavante Common Stock beneficially owned by WPM. WPM also agreed not to solicit any other acquisition proposals for Metavante. The Support Agreement terminates at the earliest of the effective time of the Merger, the termination of the Merger Agreement in accordance with its terms or the date of any amendment, modification, change or waiver to the Merger Agreement that results in a decrease in the Exchange Ratio or the Merger Consideration. The Support Agreement provides for the termination of the shareholders agreement between Metavante and WPM dated as of November 1, 2007, as amended, upon consummation of the Merger.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Stock Purchase Right Agreement

Concurrently with the execution of the Merger Agreement, FIS, Metavante and WPM entered into a Stock Purchase Right Agreement (the “Stock Purchase Right Agreement”) that provides WPM certain rights to purchase shares of FIS Common Stock following the consummation of the Merger. The Stock Purchase Right Agreement also provides for the amendment and suspension, as of March 31, 2009, of the amended and restated stock purchase right agreement dated as of August 21, 2008 between Metavante and WPM and for the termination of that agreement upon consummation of the Merger. The Stock Purchase Right Agreement relates to employee stock options that were outstanding immediately following the separation of Metavante from Marshall & Ilsley Corporation on November 1, 2007 and that will be converted into options to purchase FIS Common Stock pursuant to the terms of the Merger Agreement upon the closing of the Merger. The Stock Purchase Right Agreement would allow (but does not obligate) WPM to maintain its ownership interest in FIS notwithstanding the exercise of certain employee stock options.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement attached hereto as Exhibit 10.2, which is incorporated herein by reference.

Credit Agreement Amendment

In connection with the execution of the Merger Agreement, Metavante and its wholly-owned subsidiary, Metavante Corporation (the “Borrower”), are soliciting consents from their lenders to amend the credit agreement originally entered into on November 1, 2007 among Metavante, the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Lehman Commercial Paper Inc. and Baird Financial Corporation, as Documentation Agents, Morgan Stanley Senior Funding Inc., as Syndication Agent, and the lenders party thereto (the “Credit Agreement”), which Credit Agreement provides for a term loan facility in an aggregate principal amount of $1.75 billion and a revolving credit facility in an aggregate principal amount of $250 million.

The requisite lenders under the Credit Agreement have agreed to waive their change of control provisions and permit the Merger and related transactions to proceed. Metavante, the Borrower and FIS are continuing to solicit lender consents to an amendment to the Credit Agreement (the “Credit Agreement Amendment”) concerning certain of Metavante’s covenants that will continue to apply after the closing of the Merger. The Credit Agreement Amendment will become effective upon the satisfaction and/or waiver of certain conditions set forth therein, including the consummation of the Merger.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment, which will be filed when it is executed by all of the consenting lenders upon completion of the consent solicitation process.

Additional Information and Where to Find It

In connection with the proposed transactions, FIS and Metavante will file relevant materials with the SEC, including a registration statement on Form S-4 that will include a joint proxy statement of FIS and Metavante that also constitutes a prospectus of FIS. FIS and Metavante will mail the final joint proxy statement/prospectus to their respective shareholders. Investors and security holders are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about FIS, Metavante and the proposed transactions.

Investors and security holders may obtain these documents (and any other documents filed by FIS or Metavante with the SEC) free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by FIS may be obtained free of charge by directing such request to: Investor Relations, 601 Riverside Drive, Jacksonville, FL 32204, or from FIS’s Investor Relations page on its corporate website at www.fidelityinfoservices.com. The documents filed with the SEC by Metavante may be obtained free of charge by directing such request to: Investor Relations, 4900 West Brown Deer Road, Milwaukee, WI 53223, or from Metavante’s Investor Relations page on its corporate website at www.metavante.com.

Participants in the Solicitation

FIS, Metavante and their respective executive officers, directors and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Metavante and FIS in favor of the proposed transactions. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders in connection with the proposed transactions will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. Information about the executive officers and directors of FIS and their ownership of FIS common stock is set forth in the proxy statement for FIS’s 2008 Annual Meeting of Shareholders, which was filed with the SEC on April 15, 2008. Information about the executive officers and directors of Metavante and their ownership of Metavante common stock is set forth in the proxy statement for Metavante’s 2008 Annual Meeting of Shareholders, which was filed with the SEC on April 11, 2008.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 31, 2009, by and among Fidelity National Information Services, Inc., Cars Holdings, LLC and Metavante Technologies, Inc. (the schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K* ).

10.1	Support Agreement, dated as of March 31, 2009, among Fidelity National Information Services, Inc., Cars Holdings, LLC, WPM, L.P. and Metavante Technologies, Inc.

10.2	Stock Purchase Right Agreement, dated as of March 31, 2009, among Fidelity National Information Services, Inc., WPM, L.P. and Metavante Technologies, Inc.

*	Metavante hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon the request of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METAVANTE TECHNOLOGIES, INC.

Date: April 6, 2009	By:	/s/ Timothy C. Oliver
	Name:	Timothy C. Oliver
	Title:	Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 31, 2009, by and among Fidelity National Information Services, Inc., Cars Holdings, LLC and Metavante Technologies, Inc. (the schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K* ).

10.1	Support Agreement, dated as of March 31, 2009, among Fidelity National Information Services, Inc., Cars Holdings, LLC, WPM, L.P. and Metavante Technologies, Inc.

10.2	Stock Purchase Right Agreement, dated as of March 31, 2009, among Fidelity National Information Services, Inc., WPM, L.P. and Metavante Technologies, Inc.

*	Metavante hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon the request of the SEC.